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                                                                    Exhibit 23.1



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-16220, Form S-8 No. 33-16084, and Form S-8 No. 33-60926)
pertaining to the Incentive Stock Option Plan, the Nonqualified Stock Option Plan, and the Employee Stock Option Plan of P.A.M. Transportation Services, Inc. of our report dated February 22, 1995, with respect to the consolidated financial statements and schedule of P.A.M. Transportation Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994.




Little Rock, Arkansas
March 28, 1995